                                                                   EXHIBIT 10.05

                         CONSULTING SERVICES AGREEMENT
                         -----------------------------


     THIS AGREEMENT is made effective as of the 1ST day of June, 1994 by and between INSYNC SYSTEMS, INC., a California corporation with offices at 2070 De LA Cruz boulevard, Santa Clara, CA (Insync"), and. KAIROS, INC., a Delaware corporation with offices at Suite 3222,1700 Market Street, Philadelphia, Pennsylvania ("Kairos").

                                   RECITALS:
                                   ---------

     A. Kairos, Inc. practices various strategies and programs to help businesses design more competitive enterprises and is in the business of providing business design and consulting services.

     B. Insync desires to engage the services of Kairos, and Kairos desires to accept such engagement in providing to Insync a variety of design and consulting activities and advice, including the development of capabilities and design of business processes, on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the promises and the mutual covenants and conditions contained herein, the parties intending to be legally bound hereby, agree as follows:

                                   AGREEMENT

     1.   ENGAGEMENT.  The Company hereby engages Kairos as an independent
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contractor to provide the business design and consulting services to Insync as se forth hereafter; and Kairos hereby accepts such engagement and agrees to perform such services, all in accordance with the terms and conditions set forth herein.

     2.   DUTIES OF KAIROS.  Kairos shall provide such business design and
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consulting services as described below and as set forth move particularly in the document "Becoming a Flexible Enterprise: Improving Business Processes in
Insync" presented to Stan Leopard dated June 3, 1994 Exhibit A), previously delivered by Kairos to Insync.

     3.   COMPENSATION TO KAIROS.
          ----------------------

          (a) For the engagement, Insync will pay to Kairos for services rendered hereunder not less than two hundred and seventy thousand ($270,000) Dollars. Our fee for the first phase of the project (the first six to eight months) will be $45,000 per month, We expect the total amount of the first phase to be $270,000. based on a six month project, but if we extend to eight months the $45,000/month fee will continue. The fee for this project is based on a planned return to Insync of one million dollars. Monthly payments will be according to the following schedule:

Month worked      Fee
------------      ---
June              $ 20,000
July              $ 25,000
August            $ 35,000
September          150,000
October           $ 61,000
November          $ 75,000

December          $ 45,000   (If Phase I continued, etc.)

The professional fees for this project are based on a partnership" between Insync and Kairos in producing the results of the project and sharing as partners in the financial rewards of the results. We both agree that Kairos total fees and expenses for phase 1 of the project will be 50% of the improvement in financial results attributable to the project for either (1) the period from the beginning of the project through 12/31/95 or (2) a period equal to the time engaging in the project plus six months, whichever is longer. We distinguish fees as consisting of base fees and bonus fees. The base fees will be paid according to the schedule for phase I and will be specified for phase 2 at the beginning of that phase. Base fees are expected to be funded from financial improvements attributable to the project within ninety days of the project initiation. The bonus fees for phase I will be paid at the end of phase 1, with 50% of the bonus to be paid in warrants, up to a limit of 50,000 warrants, the rest in cash, with the value of the warrants to be determined later Bonus fee payout far phase 2 will be negotiated later. The bonus fees due will be determined by subtracting the base fees and expenses paid by Insync for phases I and 2 from the financial improvements of these phases of the project respectively. For example, Kairos will receive a phase I bonus payment that is 50% of the improvement in profitability that is attributable to the project minus the base fees of $270,000 and minus expenses incurred over the project.

Insync agrees to pay within fifteen days of invoice date.

          (b) Out-of-pocket expenses for travel, lodging, meals and costs that are necessary for Kairos' performance of the work promised in the engagement (including but not limited to telephone and Fedex-type charges), will be billed separately and payable monthly in accordance with invoices delivered by Kairos to Insync, for the duration of the engagement. Such expenses will not exceed $ 10,000 per month without renegotiation between Kairos and Insync.

     4.   DURATION AND TERMINATION. This Agreement shall remain in effect until
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the services set forth in the letter shall have been performed. However, notwithstanding anything heretofore or hereafter, either party shall have the right to terminate this Agreement upon ten (10) days' written notice to the other party. On the date of effective termination, the compensation shall be prorated on the basis of work performed to the date of effective termination. Kairos shall refund any excess amount paid by Insync, or Insync shall pay any amount due Kairos, within fifteen (15) days of the date of effective termination.

     5.   NATURE OF RELATIONSHIP. In making and performing this Agreement, the
          ----------------------
parties are acting and shall act as independent contractors. Nothing in this Agreement shall be deemed to create an agency, joint venture or partnership relationship between the parties hereto. At no time shall either party make commitments or incur any charges or expenses for or in the name of the other party.

     6.   WAIVER. No waiver by either party of any violations or non-
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performance by the other party of any of its obligations, agreements, or covenants hereunder shall be deemed to be a waiver of any subsequent violation or non-performance of the same or any other covenant, agreement or obligation, nor shall any forbearance by either party be deemed a waiver by such party of its rights or remedies with respect to such violation or non-performance.

     7.   BROKERAGE FEES. Both parties represent and warrant to each other that
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all negotiations relative to this Agreement have been carried on by then directly without the intervention of any person, firm or corporation. Each party will indemnify the other and hold such other party harmless against and in respect of any claims for brokerage or other commissions relative to this Agreement or the transactions contemplated hereby made by any person, firm or corporation claiming though it or them.

     8.   SEVERABILITY. If any provision of this Agreement or the application
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thereof, is adjudicated to be invalid or unenforceable such invalidity or unenforceability shall not affect any other provision of this Agreement which can be given effect without the invalid or unenforceable provision or application, and to this end, the provisions of this Agreement shall be severable.

     9.   TITLES AND LANGUAGE. The titles given the Sections and Paragraphs of
          -------------------
this Agreement are solely for convenience of reference and shall not be construed as having any bearing upon the interpretation or meaning of the provisions of this Agreement. The language of this Agreement shall be: construed to be language which the parties hereto have mutually chosen to express their intentions on the subject matter thereof, and no rule of strict construction shall be applied to such language as to any party hereto.

     10.  COUNTERPART EXECUTION. This Agreement may be executed in one or more
          ---------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.  FORCE MAJEURE. Neither Insync nor Kairos shall be deemed in default
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of any of its obligations under this Agreement if its performance of obligations hereunder are delayed or become impossible or impracticable by reason of any act of God, war, fire, earthquake, strike, sickness, accident, civil commotion, epidemic. act of government or of government agencies or officers, or any other cause beyond such party's control. Such performance of obligations shall be excused for the period of the delay and for a reasonable time thereafter.

     12.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION. During the term of this
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Agreement the parties may disclose to each other certain proprietary information, trade seats, technical data, and know-how, including but not limited to design drawings, processes, product plans or identities, and marketing or financial information, not generally known in the marketplace and, in the case of Kairos, certain proprietary strategies and programs, including certain research papers, graphics, charts, transparencies/foils, case studies, transcripts, research projects, video and/or auto tapes and magnetic reproductions of text/graphics (collectively, the "Confidential Information"), The parties agree that neither of them, nor any of their respective employees, agents, or representatives, will in any fashion or for any purpose, now or in the future, use, divulge, or disclose the Confidential Information, except to carry out the discussions concerning, and the undertaking of this Agreement. The parties further agree that they will take all reasonable measures to protect the confidentiality of, and avoid the present or future disclosure or use of the Confidential Information so as to prevent it from entering the public domain or falling into the possession of persons other than those authorized by this Agreement who have access to it. Only those employees or agents of the parties who are authorized to participate in discussions between the parties or who have been advised of its confidential nature shall be permitted to have access to the other party's Confidential Information: Insync principals are free to use the know-how they gain from this engagement for the benefit of Insync or other businesses in which they might engage.

     Insync, its agents, servants, principals and employees, now and forever more, shall likewise, in, addition to anything heretofore, refrain from doing any of the following acts with respect to Kairos' Confidential Information or related technology:

          a) communicate Kairos' Confidential Information or related technology to any person or entity, outside of Insync;

          b) use Kairos' Confidential Information or related technology for its private benefit or for the benefit of any person or entity, except as strictly contemplated by the terms of this Agreement;

          c) use Kairos' Confidential. Information or related technology to provide or sell business design services to any other person or entity, whether affiliated with Insync or not;

          d) use Kairos' Confidential Information or related technology in any way whatsoever which if so used or divulged, would either damage Kairos or aid or benefit a competitor of Kairos.

          e) exchange, transfer, sell, assign, incorporate or franchise for profit or in any other fashion, whether for profit or not, Kairos' Confidential Information and related technology with or to any other individual or entity, now or in the future.

          The terms of this section shall survive the completion and/or termination of this Agreement, and the parties acknowledge that the breach of any of this section's terms at any time hereafter will give rise to irreparable harm inadequately compensable in damages, Accordingly, the parties may seek and obtain injunctive relief against the breach or threatened breach of any of the within terms addition to any legal or equitable remedies which may be available.

     13.  NOTICES. All notices and other communications provided for in this
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Agreement shall be given or made by telex, telecopy, telegraph, cable, certified or registered mail (return receipt requested), or delivered personally or by an internationally recognized overnight courier service to the address set forth below (or such other address as may be designated by any method permitted by this Paragraph 13). All such communications shall be deemed to have been duly given when transmitted by telex or telecopier (if a copy thereof is also mailed to the recipient, certified or registered mail, postage prepaid), or personally delivered or delivered by cable, telegraph or, internationally recognized overnight courier services, or five (5) days after mailing, postage prepaid, to the addresses set forth below:

     If to Insync:            INSYNC: SYSTEMS INC.
                                    2070 De La Cruz Boulevard
                                    Santa Clara CA 95050
                                    Attn: Stan Leopard

     If to Kairos:            KAIROS, INC.
                                    Suite 3222, 1700 Market Street
                                    Philadelphia, Pa. 19103
                                    Attn: Russell G. Redenbaugh

     With additional to:      RICHARD MAX BOCKOL, ESQ.
                              #253 BalaPointe Centre
                              111 Presidential Blvd.
                              Bala Cynwyd, Pa. 19004

     14.  GOVERNING LAW. This Agreement shall be construed and interpreted in
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accordance with the laws Of the Commonwealth of Pennsylvania without regard to its provisions concerning conflict of laws,

     15.  ARBITRATION. Any and all disputes between the parties arising out of
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the subject matter of this Agreement or the interpretation of the rights and duties of the parties as provided hereunder or the damages arising out of any breach of this Agreement by either party, shall be submitted to arbitration in Philadelphia, Pennsylvania, under the Commercial Arbitration Rules; of the American Arbitration Association. The decision of the arbitrator or arbitrators shall be final and binding upon the parties, and judgment on the arbitration award may be entered by any court of competent jurisdiction for purposes of enforcement of the award. The prevailing parry in the arbitration shall be entitled to an award of its reasonable attorneys' fees and expenses in connection with the arbitration.

     16.  AMENDMENTS. No amendments or additions to this Agreement shall be
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binding unless in writing and signed by both parties.

     17.  ENTIRE AGREEMENT. This instrument constitutes the entire agreement
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between the parties and supersedes all prior understandings, previous negotiations, and any memoranda or understanding with respect to the subject matter hereof.

     18.  BINDING EFFECT. This Agreement shall be binding upon and shall inure
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to the benefit of the parties hereto and their respective successors and assigns.

     19.  DISCLAIMER. EXCEPT FOR THOSE WARRANTIES, IF ANY, SET FORTH IN THIS
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AGREEMENT, NEITHER INSYNC, NOR KAIROS MAKES ANY WARRANTIES EXPRESS OR IMPLIED,
INCLUDING WARRANTIES OF OR MECHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL INSYNC OR KAIROS BE LIABLE FOR THE OTHER PARTY'S LOSS OF PROFITS, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF PERFORMANCE OR NON-PERFORMANCE OF ANY PROVISION OF THIS AGREEMENT.

     IN WITNESS 0F, the parties have caused this Agreement to be executed as of The date written below.


                                             KAIROS, INC.

Attest: /s/ Signature unreadable  By: /s/ Russell G. Redenbaugh
            Secretary                 Signature


                                             Title: President

                                             Printed Name: Russell G. Redenbaugh

                                             Date: 7/6/94


                                             INSYNC SYSTEMS, INC.

Attest: /s/ Signature unreadable  By: /s/ Stan Leopard
            Secretary                 Signature

                                             Title: Chairman

                                             Printed Name: Stan Leopard

                                             Date: 7/6/94